EXHIBIT (a)(1)(E)

Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of
DATASCOPE CORP.
at
$53.00 NET PER SHARE
Pursuant to the Offer to Purchase dated September 30, 2008
by
DAVINCI MERGER SUB, INC.
an indirect wholly owned subsidiary of
GETINGE AB

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF OCTOBER 28, 2008, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated September 30, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, with the Offer to Purchase and any amendments or supplements thereto, the “Offer”) pursuant to which DaVinci Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and an indirect wholly owned subsidiary of Getinge AB, a Swedish Aktiebolag (“Getinge”), is offering to purchase for cash all outstanding shares of Common Stock, par value $0.01 per share (the “Shares”) of Datascope Corp., a Delaware corporation (“Datascope”), together with the associated Rights (as defined in the Offer to Purchase), at a price per share of $53.00, net to the seller in cash, without interest and subject to any required withholding of taxes (such amount or any different amount per Share that may be paid pursuant to the Offer, the “Offer Price”), upon the terms and subject to the conditions of the Offer. Also enclosed is Datascope’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can he made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price, as set forth above, is initially $53.00 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of September 15, 2008, by and among Getinge, Purchaser and Datascope (as it may be amended or supplemented from time to time, the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), Purchaser will be merged with and into Datascope (the “Merger”). Each Share outstanding immediately prior to the effective time of the Merger (other than Shares held by Datascope, Getinge or Purchaser, all of which will be cancelled and retired and shall cease to exist, and Shares owned by Datascope stockholders who have properly exercised dissenters’ rights under Section 262 of the DGCL), will be converted into the right to receive the Offer Price upon the terms and subject to the conditions of the Offer. Following the effective time of the Merger, Datascope will continue as the surviving corporation and become an indirect wholly owned subsidiary of Getinge, and the separate corporate existence of Purchaser will cease.

4. The Datascope board of directors, among other things, (i) approved and adopted the Merger Agreement and declared the Merger Agreement, the Offer, the Merger and the transactions contemplated by the Merger Agreement advisable and in the best interests of the Datascope stockholders; (ii) determined to take all action necessary to render the restrictions on business combinations and voting requirements contained in Section 203 of the DGCL, if applicable, inapplicable to each of the Offer and the Merger; and (iii) recommended that the Datascope stockholders accept the Offer, tender their Shares in the Offer to Purchase and adopt the Merger Agreement and the Merger to the extent required by applicable law.

5. The Offer and withdrawal rights will expire as of 12:00 midnight, New York City time, at the end of October 28, 2008, unless the Offer is extended as set forth in the Offer to Purchase (as it may be extended, the “Expiration Date”).

6. The Offer is subject to certain conditions described in Section 14 of the Offer to Purchase, including, among other things, (i) the satisfaction of the Minimum Condition (as defined in the Offer to Purchase) and (ii) the expiration or termination of all statutory waiting periods (and any extensions thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to other conditions set forth in the Offer to Purchase.

7. Tendering stockholders who are registered stockholders or who tender their Shares directly to American Stock Transfer & Trust Company (the “Depositary”), will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Purchaser’s purchase of Shares pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

The Offer is not being made to (nor will tenders he accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to he made on behalf of Purchaser by Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager, or by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
DATASCOPE CORP.
at
$53.00 NET PER SHARE
Pursuant to the Offer to Purchase
dated September 30, 2008
by
DAVINCI MERGER SUB, INC.
an indirect wholly owned subsidiary of
GETINGE AB

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 30 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, with the Offer to Purchase and any amendments or supplements thereto, the “Offer”) by DaVinci Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and an indirect wholly owned subsidiary of Getinge AB, a Swedish Aktiebolag (“Getinge”), to purchase for cash all outstanding shares of Common Stock, par value $0.01 per share (the “Shares”) of Datascope Corp., a Delaware corporation (“Datascope”), together with the associated Rights (as defined in the Offer to Purchase), at a price per share of $53.00, net to the seller in cash, without interest and subject to any required withholding of taxes (such amount or any different amount per Share that may be paid pursuant to the Offer, the “Offer Price”), upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you, for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

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